Exhibit 31


               CERTIFICATION TO BE PROVIDED WITH FORM 10-K

          Re: GSR Trust 2007-HEL1 (the "Issuing Entity") Mortgage-Backed
              Notes, Series 2007-HEL1, issued pursuant to the Indenture, dated as of April 17, 2007 (the "Indenture") between the Issuing Entity and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee") and serviced in accordance with the Sale and Servicing Agreement, dated as of April 17, 2007 (the "Sale and Servicing Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), the Issuing Entity, the Indenture Trustee, Residential Funding Company, LLC, as original loan seller and servicer (in that capacity, the "Servicer"), and Goldman Sachs Mortgage Company
             (the "Seller")

I, Michelle Gill, certify that:

     1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Trust;

     2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement in all material respects; and

     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Indenture Trustee and the Servicer.

Dated: March 31, 2008

/s/ Michelle Gill
Michelle Gill
Vice President
(Senior Officer in Charge of Securitization of the Depositor)